SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2004

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street Suite 100 Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Item 5.                              Other Events and Required FD Disclosure

The purpose of this filing is to set forth certain exhibits in connection with the Operating Partnership’s issuance on January 16, 2004 of $125,000,000 of 3.35% Notes due 2008 and the execution by the Operating Partnership of a new $500 million revolving line of credit.

On January 16, 2004, we issued $125,000,000 aggregate principal amount of our 3.35% Notes due 2008.  The Notes were issued under the Indenture dated as of September 19, 1995, as supplemented by the Sixteenth Supplemental Indenture dated as of January 16, 2004, among the Operating Partnership and J.P. Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago).

On January 22, 2004, we obtained a new $500 million revolving line of credit (the “Revolving Loan”) from a group of 18 lender banks. The Revolving Loan was arranged by Banc One Capital Markets, Inc., syndicated by PNC Bank, National Association, Wachovia Bank, National Association and Wells Fargo Bank, NA with Bank One, NA as the administrative agent. The Revolving Loan matures in January 2007 and replaces our previous $500 million revolving credit facility. Under the terms of the loan agreement, the outstanding principal balance of the Revolving Loan may increase to $700 million, including Swing Line Loans and Competitive Bid Loans.

Item 7.                                   Financial Statements and Other Exhibits

(c)   The following exhibits are filed with this Report pursuant to Regulation S-K Item 601 in lieu of filing the otherwise required exhibits to the registration statement on Form S-3 of the Registrant, file no. 333-108557-01, under the Securities Act of 1933, as amended (as amended, the “Registration Statement”), and which, as this Form 8-K filing is incorporated by reference in the Registration Statement, are set forth in full in the Registration Statement.

Exhibit Number	Exhibit

1.1	Terms Agreement dated January 13, 2004.
1.2	Underwriting Agreement dated January 13, 2004
4	Sixteenth Supplemental Indenture dated as of January 16, 2004, including form of global note evidencing 3.35% Notes due 2008.
5	Opinion of Alston & Bird LLP, including consent.
8	Tax opinion of Alston & Bird LLP, including consent.
10	Fourth Amended & Restated Revolving Credit Agreement dated January 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation, its general partner

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President and General Counsel

Dated: January 23, 2004